                                                                    EXHIBIT 21.1

                               JARDEN CORPORATION
                       SUBSIDIARIES OF JARDEN CORPORATION

     The following are subsidiaries of Jarden Corporation as of December 31,
2004 and the jurisdictions in which they are organized. The names of certain subsidiaries have been omitted because in the aggregate they do not constitute a significant subsidiary as determined by the Company.

    Company                                  State of Incorporation/Organization
    -------                                  -----------------------------------
    Alltrista Limited                                      Canada

    Alltrista Newco Corporation                            Indiana

    Alltrista Plastics Corporation*                        Indiana

    Bernardin, Limited                                     Canada

    Bicycle Holding, Inc.                                 Delaware

    Canadian Playing Card Company, Ltd.                    Canada

    Desarrollo Industrial Fitec                            Mexico

    Hearthmark, LLC **                                    Delaware

    International Playing Card Company, Ltd.               Canada

    Jarden Acquisition I, Inc.                            Delaware

    Jarden Zinc Products, Inc.                             Indiana

    Loew-Cornell, Inc.                                   New Jersey

    Lehigh Consumer Products   Corporation              Pennsylvania

    Naipes Hernaclio Fournier, S.A.                        Spain

    Quoin, LLC                                            Delaware

    Tilia Direct, Inc.                                    Delaware

    Tilia International, Inc.                             Delaware

    Tilia, Inc.                                           Delaware

    Unimark Plastics Limited                           United Kingdom

    The United States Playing Card Company                Delaware

    USPC Holding, Inc.                                    Delaware

*   (DBA) Jarden Plastic Solutions
**  (DBA) Jarden Home Brands